Exhibit 10(iii)(1)


                             BANNER AEROSPACE, INC.

                                 AWARD AGREEMENT

                          (Non-Qualified Stock Option)

     This Award Agreement is made, effective as of the 13th day of September 1996, (the "Effective Date") between BANNER AEROSPACE, INC., a Delaware corporation (hereinafter called the "Company"), and Philippe Hercot, who was elected as a director of the Company on September 15, 1995 (hereinafter called the "Director").

     WHEREAS, the Company believes that permitting the Director to acquire ownership of the Capital stock of the company on reasonable terms encourages the Director to continue to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, to the following:

     1. Definitions. When used herein, the following terms shall have the meaning set forth below:

          1.1 "Board" means the Board of Directors of the Company,

          1.2 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu


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     thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

          1.3 "Fair Market Value" means with respect to the Company's Shares the closing price of the Shares as of the date an which the value is to be determined as reported on the New York Stock Exchange Composite Tape or such other source of quotation for, or reports of, trading activity in Shares as the Board may from time to time select. Notwithstanding the above, in the event that Shares are not then being traded on a public market, Fair Market Value shall mean the fair market value of the Shares as of the date on which the value is to be determined, as determined by the Board in its discretion.

          1.4 "Offering" means the Company's initial public offering of Shares in the United States and Canada reported on the Registration Statement.

          1.5 "Registration Statement" means the Form S-1, Registration No. 33-34775, as amended from time to time, which was initially filed with the Securities and Exchange Commission on May 14, 1990, in connection with the company's initial public offering of Shares.

          1.6 "Shares" means shares of the Company's $1.00 par value common stock or, if by reason of the adjustment provisions contained herein any rights under the Option pertain to any other security, such other security.

     2. Grant of Option. The Company hereby grants to the Director the Option to purchase all or any part of an aggregate of ten thousand (10,000) Shares (such number



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being subject to adjustment as set forth herein) on the terms and conditions set forth herein ("Option").

     3. Exercise Price. The exercise price of the Shares covered by the Option is 8 1/8 dollars ($8.125) per share.

     4. Term of Option. The Term of the Option shall be for a period of five (5) years from the date hereof, subject to earlier termination as hereinafter provided.

     5. Exercise of Option.

     (a) Prior to its expiration or termination, the Option may be exercised at any time.

     (b) In order to exercise the Option, the Director shall deliver to the Chief Financial Officer of the Company written notice of the number of full Shares with respect to which the Option is to be exercised. The notice shall be accompanied by payment in full for any Shares being purchased. Such payment shall be in cash, or, upon approval of the Board, by certificates of Shares held by the Director for more than six (6) months, duly endorsed in blank, equal in value to the purchase price based on their Fair Market Value on the date of exercise or, upon approval by the Board, by a combination thereof.

     (c) No shares shall be issued until full payment therefor has been made, and the Director shall have none of the rights of a stockholder in respect of such Shares until they are so issued.



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     6. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Director, only by him.

     7. Termination of Directorship. At such time as the Director's employment by the Company as Director is terminated (otherwise than reason of death or disability), the Option may be exercised by the Director (to the extent that he shall have been entitled to do on the date on which his employment as Director is terminated), at any time within three (3) months after such termination, but not beyond the original term thereof.

     8. Death of Director. If the Director dies during his employment by the Company as a director or within three (3) months after the termination of his employment as a director, the Option may be exercised in full by a legatee or legatees of the Director under his last will, or by his personal representatives or distributees, at any time within one (1) year after his death, but not beyond the original term of the Option.

     9. Disability of Director. If the employment of the Director by the Company terminates on account of his having become "disabled," as defined in Section 22(e)(3) of the Code, the Option may be exercised in fall at the termination of his employment as a director on account of his becoming disables, at any time within one (1) year after the date on which his employment as director is terminated, but not beyond the original term of the Option.

     10. Taxes. If the Director becomes entitled to receive shares pursuant to the exercise of this Option, the Company shall the right to require the Director to pay the



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Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificates for such Shares is delivered pursuant to the Option. Furthermore, the company may elect to deduct such taxes from any other amounts payable then or any time thereafter in cash or Shares or otherwise to the Director.

     11. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of Shares, separations, reorganizations or liquidations, or similar transactions or, in the event of extraordinary cash or non-cash dividends, being declared with respect to the Shares, or similar transactions, the number and class of Shares subject to the Option hereby granted, the option price thereof and all other applicable provisions, shall, subject to the provisions this Award Agreement, be equitably adjusted by the Board (which adjustment may, but need not, include payment in cash or in Shares in an amount equal to the difference between the then current fair market value of the Shares subject to such Option, as equitably determined by the Board, and the price at which such Option may be exercised). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to the Option.

     12. Unusual Corporate Events. Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the code), or other business combination, acquisition or change in the control of the Company through a tender offer or other-



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wise, the Board may, in its sole discretion, determine the Option shall terminate ninety (90) days after the occurrence of such unusual corporate event, but in the event of any such termination, the Director shall have the right, commencing at least five (5) days prior to such unusual corporate event (and continuing until the Option terminates) to immediately exercise the Option in full to the extent it shall not have been exercised; provided, however, that the Option shall not terminate prior to thirty (30) days after the first date an which the Option is exercisable pursuant to Rule 16-b3 of the Securities Exchange Art of 1934.

     13. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to exercise of the Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Board may, in its sole discretion, require the Participant to furnish the Company with appropriate representations and a written investment letter prior to the exercise of the Option or the delivery of any Shares pursuant to the Option.

     14. Fees and Costs. The Company shall pay all original issue taxes on the exercise of any Option granted under this Award Agreement and all other fees and expenses necessarily incurred by the Company in correction therewith.

     15. Amendment of Option. This Award Agreement may be amended at any time and from time to time by the Board. However, no amendment or cancellation of the Option shall impair any of the rights of the Director, without his consent, under the Option.



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     16. Parties to Agreement. This Award Agreement shall be binding upon and shall operate for the benefit of the Company, its successors and assigns, and the Director and his heirs, estate and personal representatives.

     17. Multiple Counterparts. This Award Agreement may be signed in multiple counterparts, all of which taken together shall constitute an original agreement. The execution by one party of any counterpart shall be sufficient by that party, whether or not the same counterpart has been executed by any other party.

     18. Governing Law. This Award Agreement shall be governed by the laws of the State of Delaware.

     19. Interpretation of Award Agreement. The Board shall have full authority, in its sole discretion, to generally interpret and determine any and all matters whatsoever relating to the administration of this Award Agreement.

     20. Other Provisions. As used in this Award Agreement, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references to the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may required. The captions used in this Award Agreement, are for convenience only and shall not affect the meaning of any provision hereof or thereof.

     IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed by its officers thereunto, and the Director has hereunto set his hand, as of the l3th day of September 1996.



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                                BANNER AEROSPACE, INC.


                                By:  /s/ Eugene W. Juris
                                     --------------------------------------
                                     Eugene W. Juris




                                Title: Vice President - Finance & Secretary




                                /s/
                                -------------------------------------------
                                     Director







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